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                                                                  Exhibit 99.3

                                                                    EXHIBIT A TO
                                                                RIGHTS AGREEMENT



                       XIONICS DOCUMENT TECHNOLOGIES, INC.

                            CERTIFICATE OF SECRETARY



     The undersigned Secretary of Xionics Document Technologies, Inc., a Delaware corporation (the "Corporation") hereby certifies that the following resolutions of the Board of Directors of the Corporation were duly adopted at a meeting of the Board of Directors held on March 31, 1998:

1. APPROVAL OF RIGHTS AGREEMENT AND DECLARATION OF RIGHTS DIVIDEND.

   RESOLVED:   That the Board of Directors hereby declares that a dividend of one preferred share purchase right (each a "RIGHT") for each outstanding share of common stock (the "COMMON STOCK"), $.01 par value per share, of the Corporation be paid on April 21, 1998
               (the "RECORD DATE"), to holders of record of the shares of Common
               Stock issued and outstanding at the close of business on the Record Date, each Right representing the right to purchase one one-thousandth (1/1000) of a share of the Corporation's Series A
               Junior Participating Preferred Stock, par value $.01 per share
               (or, under certain circumstances, certain other securities), all upon the terms and subject to the conditions set forth in the form of Rights Agreement between the Corporation and BankBoston, N.A., as Rights Agent, attached as EXHIBIT A hereto (the "RIGHTS
               AGREEMENT"), which agreement is hereby approved in all respects.

   RESOLVED:   That the exercise price of the Rights shall be $85.00 per Right, subject to adjustment as set forth in the Rights Agreement.

   RESOLVED:   That the proper officers of the Corporation be, and each of them hereby is, authorized in the name and on behalf of the Corporation to execute the Rights Agreement, with such modifications as the officers executing the same shall approve, and to deliver the same to the Rights Agent thereunder, such execution and delivery to be conclusive evidence of the due authorization and approval thereof by the Corporation.


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2. RIGHTS CERTIFICATES.

   RESOLVED:   That certificates evidencing the Rights (the "RIGHTS
               CERTIFICATES") shall be substantially in the form attached as EXHIBIT B to the Rights Agreement and shall be issued and delivered as provided in the Rights Agreement.

   RESOLVED:   That the Rights Certificates shall be signed by the President, any Vice President, or the Treasurer, and shall be attested by the Secretary or any Assistant Secretary, of the Corporation under its corporate seal (which may be in the form of a facsimile of the seal of the Corporation), provided that the signature of any of said officers of the Corporation may, but need not be, a facsimile signature imprinted or otherwise reproduced on the Rights Certificates, and that the Corporation hereby adopts for such purpose the facsimile signature of the present or any future
               President, Vice President, Secretary, Assistant Secretary, and
               Treasurer of the Corporation, notwithstanding the fact that at the time the Rights Certificates shall be authenticated and delivered or disposed of he shall have ceased to be such officer.

  RESOLVED:    That the proper officers of the Corporation be, and each of them hereby is, authorized to execute on behalf of the Corporation and under its corporate seal (which may be in the form of a facsimile of the seal of the Corporation) Rights Certificates issued to replace lost, stolen, mutilated or destroyed Rights Certificates, and such Rights Certificates as may be required for exchange, substitution or transfer as provided in the Rights Agreement in the manner and form to be required in, or contemplated by, the Rights Agreement.

  RESOLVED:    That the Rights Certificates shall be manually countersigned by the Rights Agent and books for the registration and transfer of the Rights Certificates shall be maintained by the Rights Agent at its principal offices.

3.APPOINTMENT OF RIGHTS AGENT.

  RESOLVED:    That BankBoston, N.A. (the "RIGHTS AGENT") be, and it hereby is, appointed Rights Agent under the Rights Agreement, and that upon presentation to it of Rights Certificates for exercise in accordance with the Rights Agreement, the Rights Agent is authorized, as Transfer Agent and Registrar for the Series A
               Junior Participating Preferred Stock, to issue originally, countersign, register and deliver the shares of Series A Junior
               Participating Preferred Stock issuable


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                                      -3-

               upon such exercise.

4.CREATION AND RESERVATION OF PREFERRED STOCK.

  RESOLVED:    That pursuant to Article V B of the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors hereby establishes a series of Preferred Stock, par value $.01 per share
               (the "PREFERRED STOCK"), of the Corporation and hereby states the designation and number of shares, and fixes the preferences, voting powers, qualifications and special or relative rights or privileges thereof, all as set forth on EXHIBIT B attached hereto.

  RESOLVED:    That all authorized shares of such Series A Junior Participating
               Preferred Stock be, and they hereby are, reserved for issuance upon exercise of the Rights.

  RESOLVED:    That BankBoston, N.A. be, and it hereby is, appointed Transfer
               Agent and Registrar for the Series A Junior Participating
               Preferred Stock of the Corporation.

5.SUBSEQUENT ISSUANCE OF RIGHTS.

  RESOLVED:    That so long as the Rights are attached to the shares of Common
               Stock of the Corporation as provided in the Rights Agreement, one additional Right shall be delivered with each share of Common
               Stock of the Corporation that shall become outstanding after the Record Date, including but not limited to shares of Common Stock issued upon conversion of any convertible securities of the Corporation and the exercise of options to purchase shares of Common Stock granted by the Corporation.

6.SECURITIES LAW REGISTRATION.

  RESOLVED:    That the proper officers of the Corporation be, and each of them hereby is, authorized, for and on behalf of the Corporation, to execute personally or by attorney-in-fact and to cause to be filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the
               "SECURITIES ACT"), for the registration of shares of Series A
               Junior Participating Preferred Stock (or other securities) issuable upon exercise of the Rights, and thereafter to execute and cause to be filed any amended registration statement or registration statements and amended prospectus or prospectuses, or amendments or supplements to any of the foregoing, and to cause such registration statement and any amendments thereto


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               to become effective in accordance with the Securities Act and the
               General Rules and Regulations of the Securities and Exchange Commission thereunder.

  RESOLVED:    That the Secretary of the Corporation be, and he hereby is, appointed as agent for service of the Corporation with respect to said registration statement with all the powers and functions specified in the General Rules and Regulations of the Securities and Exchange Commission under the Securities Act.

  RESOLVED:

               That the proper officers of the Corporation be, and each of them hereby is, authorized, jointly and severally, in the name and on behalf of the Corporation, to take all such actions and to execute all such documents as they may deem necessary or appropriate in connection with the issuance of the Rights and the shares of Series A Junior Participating Preferred Stock (or other securities) issuable upon exercise of the Rights in order to comply with the Securities Act and the Securities Exchange Act of 1934, as amended (the "1934 ACT"), including without limitation registration of the Rights under Section 12 of the 1934 Act.

7."BLUE SKY" QUALIFICATION.

  RESOLVED:    That the Board of Directors deems it desirable and in the best interests of the Corporation that the shares of Series A Junior
               Participating Preferred Stock (or other securities) issuable upon exercise of the Rights be qualified or registered for sale in various jurisdictions; that the President, any Vice President, the Treasurer, the Secretary, or any Assistant Secretary be, and each of them hereby is, authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the securities issuable upon exercise of the Rights as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such papers or documents or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken.


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8.GENERAL RESOLUTIONS.

  RESOLVED:    That the Board of Directors hereby adopts, as if expressly set forth herein, the form of any resolution required by any authority to be filed in connection with any applications, consents to service, issuer's covenants or other documents if (i) in the opinion of the officers of the Corporation executing the same, the adoption of such resolutions is necessary or desirable and (ii) the Secretary or an Assistant Secretary of the Corporation evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by the Board of Directors with the same force and effect as if presented at this meeting.

  RESOLVED:    That the proper officers of the Corporation be, and each of them hereby is, authorized and directed, jointly and severally, for and on behalf of the Corporation, to execute and deliver any and all certificates, agreements and other documents, take any and all steps and do any and all things which they may deem necessary or advisable in order to effectuate the purposes of each and all of the foregoing resolutions.

  RESOLVED:    That any actions taken by such officers prior to the date of this meeting that are within the authority conferred hereby are hereby ratified, confirmed and approved in all respects as the act and deed of the Corporation.




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                                                                     EXHIBIT B


PREFERENCES, VOTING POWERS AND QUALIFICATIONS AND SPECIAL OR RELATIVE RIGHTS OR PRIVILEGES OF THE SERIES A JUNIOR PARTICIPATING PREFERRED STOCK.


     Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "SERIES A PREFERRED STOCK") and the number of shares constituting the Series A Preferred Stock shall be 35,000. Such number of shares may be increased or decreased by vote of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation.

     Section 2. DIVIDENDS AND DISTRIBUTIONS.

     (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, $.01 par value per share (the "COMMON STOCK"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue any of its shares of capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving entity), then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to


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     such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated PRO RATA on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a


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     smaller number of shares or (iv) issue any of its shares of capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving entity), then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in any other Certificate of Designation establishing a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.


Section 4. CERTAIN RESTRICTIONS.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;


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               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this
     Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Corporation's Certificate of Incorporation, as amended, or in any other Certificate of Designation establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $10.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; PROVIDED THAT the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on


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                                      -5-


the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue any of its shares of capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving entity), then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares or (iv) issue any of its shares of capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving entity), then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

     Section 9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Corporation's preferred stock, unless the terms of any such series shall provide otherwise.

     Section 10. AMENDMENT. The Certificate of Incorporation, as amended, of the


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Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class; it being understood that nothing in this Section 10 shall be deemed to restrict the Corporation from designating additional shares of Series A Preferred Stock if the Board of Directors determines that it is necessary to do so in order to achieve the purposes of the Rights Agreement, dated April 15, 1998 between the Corporation and BankBoston, N.A., as Rights Agent.

     Section 11. FRACTIONAL SHARES. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.



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                                                                    EXHIBIT B TO
                                                                RIGHTS AGREEMENT


                           Form of Rights Certificate


Certificate No. R  ________                                     ______ Rights


     NOT EXERCISABLE AFTER APRIL 21, 2008 OR AFTER EARLIER REDEMPTION OR EXCHANGE BY THE COMPANY. THE RIGHTS ARE SUBJECT, AT THE OPTION OF THE COMPANY, TO REDEMPTION AT $.0001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON. ACCORDINGLY, THIS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE OR BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.](1)

                               Rights Certificate

                       XIONICS DOCUMENT TECHNOLOGIES, INC.

     This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of April 15, 1998 (the "RIGHTS AGREEMENT"), between Xionics Document Technologies, Inc., a Delaware corporation (the "COMPANY"), and BankBoston, N.A. (the "RIGHTS AGENT"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Boston time, on April 21, 2008 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent designated for such purpose, one one-thousandth of a fully paid nonassessable share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "PREFERRED SHARES"), of the Company, at a purchase price of $85.00 per one one-thousandth of a

------------------------
(1) The portion of the legend in brackets shall be inserted only if applicable.


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                                      -2-


Preferred Share (the "PURCHASE PRICE"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of April 21, 1998, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $.0001 per Right or (ii) may be exchanged in whole or in part by the Company at its option for Preferred Shares or shares of the Company's Common Stock, $.01 par value per share.

     No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _____________, 19__.

ATTEST:                                              XIONICS DOCUMENT
                                                     TECHNOLOGIES, INC.


_______________________________                      By: ______________________


Countersigned:

[______________________________]


By:____________________________
      Authorized Signature

                   Form of Reverse Side of Rights Certificate


                               FORM OF ASSIGNMENT


                (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate.)


         FOR VALUE RECEIVED ____________________________________________
hereby sells, assigns and transfers unto _____________________________________

-------------------------------------------------------------------------------
                  (Please print name and address of transferee)

-------------------------------------------------------------------------------
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:  _________________, 19__

                                               --------------------------------
                                               Signature

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

-------------------------------------------------------------------------------

                            ASSIGNMENT CERTIFICATION

     The undersigned hereby certifies by checking the appropriate boxes that:

     (l) The Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

     (2) After due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  __________________, 19                 ________________________________
                                               Signature

-------------------------------------------------------------------------------

                                     NOTICE

     The signatures to the foregoing Assignment and Certification must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

-------------------------------------------------------------------------------

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Rights Certificate.)


To XIONICS DOCUMENT TECHNOLOGIES, INC.

     The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Rights Certificate to purchase the Preferred Shares (or such other securities of the Company or of any other person) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number:  __________________________


-------------------------------------------------------------------------------
                         (Please print name and address)

-------------------------------------------------------------------------------

If the above number of Rights shall not be all the Rights evidenced by this Rights Certificate, then a new Rights Certificate for the balance remaining of such Rights shall be registered and returned to the undersigned, unless the undersigned requests that the Rights Certificate for the balance be registered in the name of and delivered to:

Please insert social security
or other identifying number:  ________________________

-------------------------------------------------------------------------------

                         (Please print name and address)

-------------------------------------------------------------------------------

Dated: ___________________, 19__


                                               --------------------------------
                                               Signature

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

-------------------------------------------------------------------------------

                             ELECTION CERTIFICATION

     The undersigned hereby certifies by checking the appropriate boxes that:

     (l) The Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised, sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

     (2) After due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:________________, l9__                   ________________________________
                                               Signature

-------------------------------------------------------------------------------

                                     NOTICE

     The signatures in the foregoing Election to Purchase and Certification must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Assignment or the Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                   EXHIBIT C TO
                                                               RIGHTS AGREEMENT


                       XIONICS DOCUMENT TECHNOLOGIES, INC.
                          SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES



     As of March 31, 1998, the Board of Directors of Xionics Document Technologies, Inc., a Delaware corporation (the "COMPANY"), declared a dividend distribution of one preferred share purchase right (a "RIGHT") for each outstanding share of common stock, $.01 par value per share (the "COMMON SHARES"), of the Company. The dividend is payable on April 21, 1998 (the "RECORD DATE") to the stockholders of record on that date. Except as described below, each Right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "PREFERRED SHARES"), of the Company at a price of $85.00 per one one-thousandth of a Preferred Share (the "PURCHASE PRICE"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "RIGHTS AGREEMENT") between the Company and BankBoston, N.A., as Rights Agent (the "RIGHTS AGENT").

     Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Rights certificates will be distributed. Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "ACQUIRING PERSON", which does not include certain institutional investors which temporarily exceed the 15% threshold) have acquired beneficial ownership of 15% or more of the outstanding Common Shares (the date of such an announcement being a "SHARES ACQUISITION DATE"), or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares (the earliest of such dates being called the "DISTRIBUTION DATE"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate together with a copy of this Summary of Rights.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the

Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("RIGHTS CERTIFICATES") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on April 21, 2008 (the "FINAL EXPIRATION DATE"), unless the Rights are earlier exercised or redeemed by the Company, as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $10.00 per share but will be entitled to an aggregate payment of 1,000 times the payment made per Common Share. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right is intended to approximate the value of one Common Share.

     In the event that, after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, the Company is involved in a merger or other business combination transaction in which the Common Shares are exchanged or changed, or 50% or more of the Company's consolidated assets or earning power are sold (in one transaction or a series of transactions), proper provision will be made so that each holder of a Right (other than an Acquiring Person) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value of two times the exercise price of the Right.

     In the event that (i) any person becomes an Acquiring Person, (ii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (iii) during such time as there is an Acquiring Person, there shall be a reclassification of securities or a recapitalization or reorganization of the Company or other transaction or series of transactions involving the Company which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by the Acquiring Person, proper provision shall be made so that each holder of a Right, OTHER THAN RIGHTS BENEFICIALLY OWNED BY ANY ACQUIRING PERSON, WILL THEREAFTER HAVE THE RIGHT TO RECEIVE UPON EXERCISE THAT NUMBER OF COMMON SHARES HAVING A MARKET VALUE OF TWO TIMES THE EXERCISE PRICE OF THE RIGHT. UPON OCCURRENCE OF ANY OF THE EVENTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE, ANY RIGHTS THAT ARE, OR (UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT) WERE, BENEFICIALLY OWNED BY ANY ACQUIRING PERSON SHALL IMMEDIATELY BECOME NULL AND VOID. At any time after the occurrence of any such event and prior to the acquisition by any person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by an Acquiring Person and certain related persons which have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-thousandth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the earlier of (i) the tenth day after a Shares Acquisition Date, or (ii) the expiration of the Rights, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.0001 per Right (the "Redemption Price"). Thereafter, the Rights may only be redeemed by the Board of Directors in whole, but not in part, at the Redemption Price, (a) under certain circumstances described in the Rights Agreement involving a disposition of Common Shares by the Acquiring Person such that the Acquiring Person's common share ownership is reduced to 10% or less, or (b) if such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person and satisfying certain other conditions. The redemption of the rights may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.



                -----------------------------------------------